Nicor Inc.
Exhibit 10.01
Form 8-K

Non-Tropical

AMENDMENT TO
RESTRICTED STOCK UNIT AGREEMENTS
NICOR INC. 2006 LONG-TERM INCENTIVE PLAN

THIS AMENDMENT, is made effective as of January 1, 2009 (the “Amendment Effective Date”), and applies to all Restricted Stock Unit Agreements, except for those with employees of Tropical Shipping, outstanding on November 18, 2010 (the “Agreements”).

WITNESSETH THAT:

WHEREAS, Nicor Inc., an Illinois corporation (the “Company”) has granted certain employees Restricted Stock Units under the terms of the Nicor Inc. 2006 Long-Term Incentive Plan (the “Plan”) pursuant to one or more Agreements; and

WHEREAS, the Company desires to amend the Agreements effective as of the Amendment Effective Date to comply with Section 409A of the Internal Revenue Code of 1986, as amended (“409A”);

WHEREAS, pursuant to Section 6.16 of the Plan, the Company may amend the Agreements without the Participants’ (as defined in the Plan) consent in order to comply with 409A;

NOW, THEREFORE, the Company hereby amends the Agreements as follows:

I.	Paragraph 3 of each Agreement is hereby deleted in its entirety and the following new Paragraph 3 is substitute in lieu thereof:

“3.       Dividend Equivalents.

(a)  The Employee shall be entitled to receive a cash payment, at the time provided in Paragraph 3(b) or 3(c) below, equal to the amount of dividends which otherwise would have been paid on the shares subject to the Restricted Stock Units as if such shares were issued and outstanding (the “Dividend Equivalents”).  The Employee’s rights to the Dividend Equivalents shall cease on the earlier of (i) the date on which the Employee has forfeited the Restricted Stock Units or (ii) the date the actual shares of Stock are delivered as provided in Paragraph 1.

(b)  If the Employee is not vested in the Restricted Stock Units under Paragraph 4(c), (d) or (e) below, then the Dividend Equivalents shall be paid to the Employee at the same time and manner as dividends are paid on shares of Stock.

(c)  If the Employee is vested in the Restricted Stock Units under Paragraph 4(c), (d) or (e) below, then the Company shall accrue for the benefit of the Employee to a deferred compensation account on its books (i) at the same time as dividends are paid on shares of Stock amounts equal to the Dividend Equivalents, plus (ii) quarterly, interest on the balance of such account at a rate equal to the prime rate.  The balance of Employee’s Dividend Equivalents, plus interest accrued thereon shall be paid to the Employee on the date the actual shares of Stock are delivered as provided in Paragraph 1.  The establishment of such deferred compensation account is solely for bookkeeping purposes, and shall not represent assets held in trust or as a segregation of the assets of the Company, or any other funding of the deferred compensation.  The Employee shall have only the rights of an unsecured creditor with respect to such account

II.	Paragraph 14 of the Agreement is hereby deleted in its entirety and the following new Paragraph 14 is substituted in lieu thereof:

“14.     Amendment.  This Agreement may be amended by written agreement of the Employee and the Company, without the consent of any other person.  Notwithstanding the foregoing, the Company may in its sole discretion, amend this Agreement, the Program or the Plan in such manner as it may determine is necessary or desirable to satisfy the requirements of Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”).”

III.	Except as expressly amended herein, the Agreement remains in full force and effect in accordance with its terms.

IN WITNESS WHEREOF, the Company has caused these presents to be executed in its name and on its behalf as of the Amendment Effective Date.

                          NICOR INC.

                          By:  /s/ CLAUDIA J. COLALILLO
                                  Claudia J. Colalillo
                                                                                                                                                                                                                              Senior Vice President Human Resources
                                                                                                                                                                                                                              and Corporate Communications